[TEREX Letterhead]

                          TEREX CORPORATION [NYSE: TEX]

                                 CONFERENCE CALL
                             Thursday, July 24, 2003
                             8:30 a.m. Eastern Time

You are invited by Terex Corporation to participate in a conference call to review its second quarter 2003 financial results. The live call will begin on Thursday, July 24, 2003 at 8:30 a.m., Eastern Time. Ronald M. DeFeo, Chairman and CEO will host the call.

To access it, call (877) 726-6603 on Thursday, July 24, 2003 at least 10 minutes before the call is scheduled to begin.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be a replay of the teleconference. The replay will be available shortly after the conclusion of the call and can be accessed until Thursday, July 31, 2003 at 6:00 p.m., Eastern Time. To access the replay, please call
(800) 642-1687 and enter conference id #1650863.

International participants should call (706) 634-5517 at least 15 minutes before the start of the conference call. To access the replay, please call (706) 645-9291 and enter conference id #1650863.

Terex Corporation will be releasing its second quarter 2003 financial results to the wire services on Wednesday, July 23, 2003 after market close. You may visit our Website, www.terex.com for immediate access to this press release under the Investor Relations section.

Also, a simultaneous, listen-only mode webcast of this conference call will be available on www.terex.com. Those who wish to listen to the conference call should visit the Investor Relations section of the company's Website at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.

For further information, please contact Elizabeth Gaal, Investor Relations Associate at (203) 222-5942.


         Terex Corporation is a diversified global manufacturer based in Westport, Connecticut, with 2002 revenues of $2.8 billion. Terex is involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment under the brand names of Advance, American, Amida, Atlas, Bartell, Bendini, Benford, Bid-Well, B.L. Pegson, Canica, Cedarapids, Cifali, CMI, Coleman Engineering, Comedil, CPV, Demag, Fermec, Finlay, Franna, Fuchs, Genie, Grayhound, Hi-Ranger, Italmacchine, Jaques, Johnson-Ross, Koehring, Lectra Haul, Load King, Lorain, Marklift, Matbro, Morrison, Muller, O&K, Payhauler, Peiner, Powerscreen, PPM, Re-Tech, RO, Royer, Schaeff, Simplicity, Square Shooter, Telelect, Terex, and Unit Rig. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.
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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
                 Telephone: (203) 222-7170, Fax: (203) 222-7976